February 22, 2016
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Ladies and Gentlemen:

We have acted as counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of an unlimited dollar amount (or its foreign currency equivalent) of: (i) shares of the Company’s common stock, without par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) one or more series of debt securities of the Company (the “Debt Securities”), to be issued pursuant to an indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) stock purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock at a future date (the “Stock Purchase Contracts”); and (vi) stock purchase units, consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Covered Securities”), pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2016 (the “Registration Statement”).
We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.
We have assumed that, at the time of the issuance, sale and delivery of each issue of Depositary Shares, each series of Debt Securities, each issue of Warrants and each issue of Stock Purchase Contracts or Stock Purchase Units, as the case may be: (i) the execution, delivery and performance by the Company of any indenture supplement, deposit agreement, warrant agreement, stock purchase contract agreement, and unit agreement (collectively, the “Opinion Documents”) and all actions necessary for the issuance of the Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof. We have assumed further that the Opinion Documents will be governed by and construed in accordance with the laws of the State of New York. We have assumed that the Company and the Trustee have duly authorized, executed and delivered the Indenture. With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.
We have assumed further that the Company is duly organized and validly existing under the laws of the State of Indiana and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities, Indenture, and the Opinion Documents. We note that you are relying with respect to all matters of Indiana law on an opinion of Faegre Baker Daniels, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement.
Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:
1.With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a deposit agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver any necessary indenture supplement and to authorize the form, terms, execution and delivery of any Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the

Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.With respect to the Stock Purchase Contracts and Stock Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a stock purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of any Stock Purchase Contracts or Stock Purchase Units, as applicable; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Debt Securities to be issued pursuant to such Stock Purchase Contracts or Stock Purchase Units, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Stock Purchase Contracts or Stock Purchase Units, as applicable, have been duly executed and sold by the Company against payment therefor in accordance with any applicable stock purchase contract agreement or stock purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Stock Purchase Contracts or Stock Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Stock Purchase Contracts or Stock Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim

(or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.
We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP